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                                                                  EXHIBIT 3.3(a)

FILED # C15837-97

FEB 10 2000
BY THE OFFICE OF
/s/ Dean Heller
---------------
DEAN HELLER SECRETARY OF STATE


                          CERTIFICATE OF AMENDMENT OF
                         ARTICLES OF INCORPORATION OF
                                SOFTLINK, INC.
                             A NEVADA CORPORATION

William Yuan and Edmund T. Leung certify that:


1. They are the President and Secretary, respectively, of Softlink, Inc., a Nevada corporation.

2. Article 1 of the Articles of Incorporation is amended to read in full as follows:


               The name of this corporation is:    inChorus.com


3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment has been duly approved by the required vote of the shareholders of the Corporation. The total number of outstanding common shares of the Corporation entitled to vote is 9,048,545. The number of shares voting in favor of the amendment was ______________ and equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than fifty percent (50%).


     The undersigned declare under penalty of perjury under the laws of the States of California and Nevada that the matters set forth herein are true and correct of their own knowledge.

Dated: February 8, 2000

                                               /s/ William Yuan
                                               ---------------------------------
                                               William Yuan, President

                                               /s/ Edmund T. Leung
                                               ---------------------------------
                                               Edmund T. Leung, Secretary
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     The undersigned declare under penalty of perjury under the laws of the
States of Nevada that the matters set forth herein are true and correct of their own knowledge.

Dated: August 9, 1999
       --------


                                       /s/ William Yuan
                                       -----------------------------
                                       William Yuan, President


                                       /s/ Edmund T. Leung
                                       -----------------------------
                                       Edmund T. Leung, Secretary


                           [NOTARY ACKNOWLEDGEMENT]